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EXHIBIT 21  - SUBSIDIARIES OF REGISTRANT

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
1.    PUERTO RICO TELEPHONE COMPANY, INC.
      (Wireline segment doing busines as Puerto Rico
      Telephone)

      (Wireless segment doing business as
      Verizon Wireless)

      Physical address:                                 1515 F.D. Roosevelt Avenue, Guaynabo, Puerto Rico 00968
      Mailing address:                                  P.O. Box 360998, San Juan, P.R. 00936-0998
      State/jurisdiction of                             Puerto Rico
      Incorporation:

2.    COQUI.NET CORPORATION
      (Doing business as Coqui.net)

      Physical address:                                 1515 F.D. Roosevelt Avenue, Guaynabo, Puerto Rico 00968
      Mailing address:                                  P.O. Box 360998, San Juan, P.R. 00936-0998
      State/jurisdiction of                             Puerto Rico
      Incorporation:

3.    PRT LARGA DISTANCIA, INC.
      (Doing business as PRT Larga Distancia)

      Physical address:                                 1515 F.D. Roosevelt Avenue, Guaynabo, Puerto Rico 00968
      Mailing address:                                  P.O. Box 360998, San Juan, P.R. 00936-0998
      State/jurisdiction of Incorporation:              Puerto Rico
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